UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2007

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One East Weaver Street, Greenwich, Connecticut	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

On April 27, 2007, our wholly owned subsidiary, Candle Corporation of America, a New York corporation (“CCA”), entered into an Asset Purchase Agreement with MVP Group International, Inc., a Kentucky corporation (“MVP), pursuant to which we sold certain assets associated with our North American mass channel home fragrance business, Blyth HomeScents International—North America, to MVP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: May 2, 2007	By:	/s/ Michael S. Novins
		Name:	Michael S. Novins
		Title:	Vice President and General Counsel